UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2010

Ruby Creek Resources,  Inc.

(Exact Name of Registrant as Specified in Charter)

     _        Nevada                                             000-52354                                      26-4329046

(State or Other Jurisdiction                 (Commission File Number)                    (IRS Employer

      of Incorporation)                                                                                           Identification No.)

750 3rd Avenue, 11th Floor, New York, New York                                      10017

                                                                         (Address of Principal Executive Offices)                                         (Zip Code)

(212) 671-0404

Registrant’s telephone number, including area code

 (Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective September 9, 2010, Ruby Creek Resources, Inc. (the “Company”) a gold exploration and mining company with operations in Tanzania, has signed an option to acquire the exclusive mineral and mining rights to the 340 sq km Kapinga property for a fixed purchase price of $500,000.  Through the Purchase Agreement, Ruby Creek has been granted an exclusive option for access to and exploration of the Kapinga property located immediately adjacent to and south of its Mkuvia Gold Project in Tanzania.  Should Ruby Creek exercise its Purchase option in the six month period, the Kapinga Property will be transferred into a newly formed joint venture company Ruby Creek Gold (Tanzania) Limited.  Ruby Creek will own 85% of the joint venture, Mr. Kapinga 10% and other parties 5%.  According to the terms of the agreement, if Ruby Creek exercises its right to purchase the property within six months of signing, a total of $250,000 will be paid at that time.  The final $250,000 payment will be made when the first mining license is issued.  Payments can be made in cash, in Ruby Creek equity, or a combination of both.

Both the Kapinga Project and the Company’s Mkuvia Gold Project are located in the Liwale and Nachingwea Districts, Lindi Region of the United Republic of Tanzania.  The existing Ruby Creek Mkuvia mining camp will be used as base camp for the Kapinga exploration.

The Company’s 380 sg km Mkuvia Gold Project is operated through Ruby Creek Resources (Tanzania) Limited, its 70%-owned joint venture and is the subject of a report titled the “Technical & Resource Report on the Mkuvia Gold Project”, prepared by Laurence Stephenson, P.Eng. of British Columbia, Canada and Ross McMaster, MAusIMM of Queensland, Australia.  Mr. Stephenson and Mr. McMaster are independent and Qualified Persons (“Q.P.s”) in accordance with JORC and NI 43-101.

Additionally, Ruby Creek has filed a final Form D closing a $1,339,000 private placement.  The private placement was in the form of units at a price of $0.25 per unit.  Each Unit consisted of one common share of the Company and one common share purchase warrant.  Two unit warrants will be exercisable to purchase one common share for a period of two years at an exercise price of $0.50 per share.  The private placement was made available only to US Persons who qualified as accredited investors.  5,356,000 units were sold.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2010, the Board of Directors of Ruby Creek Resources, Inc. appointed Mr. David Bukzin as a Director.  Mr. Bukzin is the Partner-in-Charge of Marcum LLP's SEC Practice Group.  Marcum is one of the nation’s largest independent public accounting and advisory services firms.  Mr. Bukzin joined the firm as a partner in 1996.  He founded and spearheads several of the Marcum’s practice areas.  As the Partner-In-Charge of the SEC Practice, Broker-Dealer Services and Transaction Services groups, he assists clients with regulatory compliance issues, complex deal structures, raising capital and formulating strategic plans and alliances.  Prior to joining Marcum, Mr. Bukzin was a partner at a small New York City firm.  He was named partner in that firm in 1994.  Subsequently that firm merged with Marcum upon Mr. Bukzin’s arrival to form the New York City office of Marcum.

In addition to working as a Certified Public Accountant, Mr. Bukzin is a specialist in the area of business valuation, especially as it applies to mergers and acquisitions, and corporate finance transactions.  He received his B.B.A. from Baruch College in 1988.  Mr. Bukzin maintains memberships with the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Item 9.01.	Financial Statements and Exhibits.

                 (d) Exhibits.

  Exhibit No.    Description

10.24   Purchase Agreement by and between Ruby Creek Resources, Inc. and Carlos John Kolos Kapinga, effective as of September 9, 2010.

99.1     Ruby Creek Resources, Inc PowerPoint Presentation.

99.2     Press release issued by Ruby Creek Resources, Inc. dated September 10, 2010

99.3     Press release issued by Ruby Creek Resources, Inc. dated September 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                        RUBY CREEK RESOURCES, INC.

Dated: September 15, 2010                           By:   /s/ Robert Slavik

                                                                              Robert Slavik,

                                                                              President, Chief Executive Officer